Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-3 No. 333-88674) of Oil States International, Inc.,

2)	Registration Statement (Form S-3 No. 333-83852) of Oil States International, Inc.,

3)	Registration Statement (Form S-3 No. 333-126485) of Oil States International, Inc.,

4)	Registration Statements (Form S-8 No. 333-57960, Form S-8 No. 333-97041, Form S-8 No. 333-134312, and Form S-8 No. 333-152694) pertaining to the 2001 Equity Participation Plan of Oil States International, Inc., and

5)	Registration Statement (Form S-8 No. 333-63050) pertaining to the Deferred Compensation Plan of Oil States International, Inc.;
of our audit report dated March 17, 2011, with respect to the consolidated financial statements of The MAC Services Group Limited for the year ended June 30, 2010, incorporated by reference in the Current Report (Form 8-K/A) of Oil States International, Inc. dated March 17, 2011.

/s/ Ernst & Young
ERNST & YOUNG
Sydney, Australia
March 17, 2011